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                                                                    EXHIBIT 99.4

THIS SECURITY AGREEMENT is dated 26 January 2004 and is made

BETWEEN:

(1) THE COMPANIES identified in Schedule 1 (together with each company which becomes a party to this Security Agreement by executing a Deed of Accession, each a Chargor and together the Chargors); and

(2) SABERASU JAPAN INVESTMENTS II B.V., a company organised under the laws of The Netherlands (the Collateral Agent) as agent and trustee for itself and each of the Beneficiaries (as defined below).

WHEREAS:

(A) It is a condition of the Financing Agreement (as defined below) that the Chargors enter into this Security Agreement.

(B) The board of directors of each Chargor is satisfied that it is in the interests, and for the benefit, of such Chargor to enter into and perform its obligations under this Security Agreement.

(C) The Collateral Agent has agreed to enter into this Security Agreement as security trustee for the Beneficiaries and to hold the benefit of the security constituted by this Security Agreement on trust for the benefit of the Beneficiaries.

(D) It is intended by the parties to this Security Agreement that it shall take effect as a deed notwithstanding the fact that a party may execute it under hand only.

NOW IT IS AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1      Definitions

In this Security Agreement (including the Recitals):

Account Receivable and Accounts Receivable shall have the meaning given to such terms in the Financing Agreement.

Administrative Agent means Saberasu Japan Investments II B.V.

Administrative Borrower means Foster Wheeler Energy.

Administrator means any administrator appointed by the Collateral Agent in respect of any Chargor (whether out of court or otherwise).

Assignation of Rents means, in respect of the Scottish Property, an assignation of rents by a Chargor in favour of the Collateral Agent.

Beneficiary means each of the Administrative Agent, the Lenders and the Collateral Agent (together the Beneficiaries).

Client Advance Accounts means the bank account(s) specified in Schedule 8 and includes any replacement, substitute or additional account of such Client


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Advance Accounts from time to time whether by way of transfer of monies, redesignation, renumbering or otherwise and any sub-account(s) of such account(s).

Client Specific Assets means all plant, machinery, computers, vehicles, office or other equipment now or in the future owned by any Chargor and its interest in any plant, machinery, computers, vehicles, office or other equipment in its possession that is acquired on behalf of a client for a particular assignment or project, in each case, in good faith and in the ordinary course of business on ordinary business terms.

Collection Account and Collection Accounts have the meanings given to such terms in the Financing Agreement.

Deed of Accession means a deed substantially in the form of Schedule 6 executed, or to be executed, by a Chargor.

Default has the meaning given to the term Default in the Financing Agreement.

Default Rate means a rate determined in accordance with Section 2.04(b) (Default Interest) of the Financing Agreement.

Enforcement Event means the occurrence of an Event of Default which is continuing.

Event of Default has the meaning given to the term Event of Default in the Financing Agreement.

Excluded Debt means any Debt (as such term is defined in the Senior Note Indenture) owed to any of the Chargors from time to time and which falls within any prohibition, restriction or limitation in the Senior Note Indenture on the creation of security over any such Debt.

Financing Agreement means the financing agreement dated on or about the date hereof entered into by, amongst others, the Collateral Agent, the Beneficiaries and the Chargors.

Fixtures means, in relation to any freehold, heritable or leasehold property mortgaged or charged by or pursuant to this security, all fixtures and fittings (including trade fixtures and fittings) and fixed plant, machinery and equipment owned by any Chargor from time to time on or forming part of such property.

Group Shares means:

(a) all shares specified in Schedule 3 or in the Schedule to any Deed of Accession or, when used in relation to a particular Chargor, such of those shares as are specified against its name in Schedule 3 or as are specified in the Schedule to a Deed of Accession to which it is party;

(b) any and all shares held by any Chargor from time to time which are subject to any prohibition, restriction or limitation in the Senior
         Note Indenture or the US Bank Agreement on the creation of security over the assets of any subsidiary companies; and

(c) any and all interests of any Chargor in any joint venture arrangements (whether incorporated or not) the terms of which (A) prohibit or restrict the assignment of, or creation of Security Interests over, such Chargor's interests therein or (B) would entitle another party to exercise any rights in respect of or affecting such Chargor's



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         interests in such joint venture arrangements following the assignment of, or creation of Security Interests over, its interests in such joint venture arrangements,

and any reference in this Security Agreement to Group Shares shall be deemed to include, in relation to such shares or interests, all dividends, coupons and other distributions paid or payable after the date of this Security Agreement on all or any of such shares and interests and all stocks, shares, securities (and the dividends or interest thereon), rights, money, allotments, benefits, advantages or property accruing or offered at any time by way of redemption, bonus, preference, option rights or otherwise to or in respect of any of such shares and interests or in substitution, conversion or exchange therefor.

Insolvency Act 1986 means the Insolvency Act 1986 (as amended by the Insolvency Act 2000 and the Enterprise Act 2002 and as otherwise amended from time to time).

Intellectual Property Rights means patents, trade marks, service marks, logos, get-up, trade names, rights in domain names, rights in designs, copyright (including rights in computer software) and moral rights, database rights, semi-conductor topography rights, utility models, rights in know-how and trade secrets and other intellectual property rights, in each case whether registered or unregistered and including applications for registration, and all rights or forms of protection having equivalent or similar effect anywhere in the world and all rights under any licences or agreements relating to the use or exploitation of any such rights.

Investments means all physical stocks and shares (other than Group Shares), options, debentures, bonds, warrants, coupons, certificates or other securities and investments or, where relevant, the right, title, interest and benefit in and to such assets now or in the future owned or held by any Chargor or (when used in relation to a particular Chargor) that Chargor from time to time.

Land Registry means Her Majesty's Land Registry.

Lease means any lease, letting, underlease or sublease (however remote), tenancy or right to possession, occupation or use and any agreement for any of them.

Lender and Lenders have the meanings given to such terms in the Financing Agreement.

Loan Document and Loan Documents have the meanings given to such terms in the Financing Agreement.

LRA means the Land Registration Act 2002.

Material Contracts has the meaning given to such term in the Financing
Agreement.

Material Insurances means all contracts and policies of insurance (including, for the avoidance of doubt, all cover notes) of whatever nature which are from time to time taken out by or on behalf of any Chargor or (to the extent of such interest) in which any Chargor has an interest, other than contracts and policies of insurance relating to employer's liability, public and products liability, motor fleet, motor uninsured loss, group personal accident and travel, professional indemnity and such other contracts and policies of insurance as the Collateral Agent, acting reasonably, may agree.

Material Real Property means, in the case of freehold property, such property the value of which as at the date of acquisition is in excess of (pound)250,000 and, in the case of leasehold property, such property which is leased for a period in excess of at least 5 years at an annual rent of at least (pound)100,000.



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Mortgaged Property means each freehold, heritable and leasehold property mortgaged and/or charged by or pursuant to this Security Agreement (including, without limitation, those individually identified in Part A and/or Part B of
Schedule 2 or in any Schedule to any Deed of Accession) and each and every part of such freehold, heritable and leasehold properties including, for the avoidance of doubt, Scottish Property.

Natwest Accounts means the bank account(s) with National Westminster Bank Plc and designated "Foster Wheeler Petroleum Development Limited" or "Foster Wheeler Energy Limited" as set out in Schedule 10, and includes any replacement, substitute or additional account of such Natwest Accounts from time to time whether by way of transfer of monies, redesignation, renumbering or otherwise and any sub-account(s) of such account(s).

Natwest Deposits means any amounts standing to the credit of the Natwest
Accounts.

Operating Accounts means the bank account(s) specified in Schedule 9 and includes any replacement, substitute or additional account of such Operating Accounts from time to time whether by way of transfer of monies, redesignation, renumbering or otherwise and any sub-account(s) of such account(s).

Planning Acts means any laws and regulations intended to control or regulate the construction, demolition, alteration or change of use of land or buildings or to preserve or protect the national heritage.

Realisations Account means each account maintained from time to time by or in the name of the Chargors or any of them for the purposes of Clause 15.6 (Contingencies) with a bank or financial institution as the Collateral Agent may from time to time approve and includes any replacement, substitute or additional account of such Realisations Account from time to time whether by way of transfer of monies, redesignation, renumbering, or otherwise and any sub-account(s) of such account.

Receiver means a receiver and manager, an administrator, an administrative receiver or a receiver.

Scottish Property means any heritable or leasehold property now or at any time during the Security Period belonging to a Chargor and located in Scotland.

Secured Liabilities means:

(a) all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever and in any currency) of each Chargor to the Beneficiaries (or any of them) under each or any of the Loan Documents;
(b) all banking, legal and other costs, charges and expenses incurred by any Beneficiary in connection with the protection, preservation or enforcement of its respective rights under the Loan Documents; and

(c) all losses and damages sustained, suffered or incurred by any Beneficiary arising out of or in connection with any act, matter or thing done or omitted to be done by any Chargor under this Security Agreement or any other Loan Document, and Secured Liability shall be construed accordingly.



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Security Accounts means the Collection Accounts, the Operating Accounts and the
Realisations Account(s).

Security Assets means all assets, rights, interests, undertaking and property of the Chargors or any of them the subject of any security created or expressed to be created by or pursuant to this Security Agreement.

Security Documents means this Security Agreement, each Standard Security, each Assignation of Rents, each Deed of Accession and every other document entered into by the Chargors or any Subsidiary of any Chargor pursuant to this Security Agreement or Section 7.01(b) (Additional Guaranties and Collateral Security) of the Financing Agreement or designated as a "Security Document" by the Collateral Agent and the Administrative Borrower.

Security Interest means any mortgage, standard security, assignation of rents, deed of trust, pledge, lien (statutory or otherwise), hypothecation, security interest, charge, option or right of pre-emption or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any agreement, assignment, deposit arrangement, trust, other arrangement (including a right of set-off or combination) or financing lease intended as, or having the effect of, security.

Security Period means the period beginning on the date of this Security Agreement and ending on the date on which the Secured Liabilities are irrevocably discharged in full.

Standard Security means, in respect of a Scottish Property, a standard security over the Scottish Property by a Chargor in favour of the Collateral Agent, substantially in the form of Schedule 9.

1925 Act means the Law of Property Act 1925.

1.2      Construction of specific terms

(a) Save as expressly herein defined, capitalised terms defined in the Financing Agreement shall have the same meaning when used herein.

(b) The provisions of Section 1.02 (Terms Generally) of the Financing Agreement shall also apply to this Security Agreement as if expressly set out in it mutatis mutandis with each reference to "this Agreement" or to "the Loan Documents" being deemed to be a reference to this Security Agreement and each reference to "the Agent" or "the Administrative Agent" or "the Collateral Agent" being deemed to be a reference to the Collateral Agent.

(c) The terms of the other Loan Documents and of any side letters issued or delivered pursuant to or in connection with the Security Agreement between the parties to this Security Agreement in relation to the Loan Documents (as the case may be) are incorporated in this Security Agreement to the extent required for any contract for the disposition of land or any interest in land contained in this Security Agreement to be a valid disposition in accordance with section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

(d) References in this Security Agreement to freehold, heritable and leasehold property include all estates, rights and interests in all freehold, heritable and leasehold property



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         and all buildings, structures and Fixtures for the time being on such freehold, heritable and leasehold property.

(e) References in this Security Agreement to a mortgage or charge of any freehold, heritable or leasehold property includes:

         (i) the proceeds of sale of any part of that property to the extent that the Chargor of that property is entitled to the benefit of those proceeds; and

         (ii) the benefit of any covenants for title given or entered into by any predecessor in title of the Chargor in respect of that property to that Chargor or any monies paid or payable in respect of those covenants.

(f) If the Collateral Agent considers that an amount paid by any Chargor to any Beneficiary under any Loan Document, is capable of being avoided or otherwise set aside on the liquidation or administration of such Chargor or otherwise, then such amount shall not be considered to have been irrevocably paid for the purposes of this Security Agreement.

(g) No Beneficiary shall be concerned to see or investigate the powers or authorities of any of the Chargors or their respective officers or agents, and monies obtained or Secured Liabilities incurred in purported exercise of such powers or authorities or by any person purporting to be an Chargor shall be deemed to form a part of the Secured Liabilities, and Secured Liabilities shall be construed accordingly.

1.3      General construction

In construing this Security Agreement, unless the context otherwise requires:

(a) a reference to a person includes, as appropriate, its successors, permitted assignees or transferees;

(b) references to Clauses and Schedules are references to, respectively, clauses of and schedules to this Security Agreement and references to this Security Agreement include its Schedules;

(c) a reference to any agreement (including any Loan Document) shall be construed as a reference to that agreement as it may from time to time be amended without giving rise to a breach of that agreement or a Loan Document;

(d) a provision of law is a reference to that provision as extended, applied or amended from time to time and includes any subordinate legislation;

(e)      a time of day is a reference to London time;

(f) the index to and the headings in this Security Agreement are inserted for convenience only and are to be ignored in construing this Security Agreement;

(g)      words importing the plural include the singular and vice versa;

(h) where a term is defined in this Security Agreement in plural form to mean persons or things a reference to that term in singular form shall be construed as meaning any such person or thing;



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(i)      a provision obliging a Chargor to refrain from an activity shall be construed as also obliging the Chargor not to enter into or permit to subsist an agreement to perform that activity unless the agreement is subject to a condition which would prevent the Chargor being required to perform the activity in breach of a Loan Document; and

(j) rights and obligations shall be construed as applying from time to time.

(k) the term "set-off" shall include any right of retention, form of compensation or right to balance accounts on insolvency.

1.4      Application of the Trustee Act 1925 and the Trustee Act 2000

(a) Disapplication of Trustee Act 2000: To the fullest extent permitted by law, none of Parts I, II, III, IV, or V of the Trustee Act 2000 nor the requirement to discharge the duty of care set out in Section 1(1) of the Trustee Act 2000 in exercising any of the powers contained in Sections 15 or 22 of the Trustee Act 1925 shall apply to the trust constituted by this Security Agreement or to the role of the Collateral Agent in relation to such trust.

(b) Exercise of Rights and Powers: Any exercise by the Collateral Agent of any rights or powers under this Security Agreement that are the same as or similar to any rights or powers conferred on a trustee by the Trustee Act 2000 shall be construed solely as the exercise of the relevant rights or powers under this Security Agreement and not as the exercise of the same or any similar rights or powers under the Trustee Act 2000.

(c)      Securities: For the avoidance of doubt:

         (i) the Collateral Agent may retain or invest in securities payable to bearer without appointing a person to act as a custodian; and

         (ii) the application of sections 22 or 23 of the Trustee Act 2000 is inconsistent with the terms of this Security Agreement.

(d) Exclusion of Trustee Act 2000: The disapplication of certain parts or sections of the Trustee Act 2000 as provided in this Security Agreement shall constitute an exclusion of the relevant parts of the Trustee Act 2000 for the purposes of that Act.

1.5      Provisions relating to Chargors

Where a representation, warranty or undertaking contained in this Security Agreement is expressed to apply to Chargors generally, it shall be construed as a representation, warranty or undertaking, as applicable, by each Chargor in respect of itself and (where applicable by procuring the same) its Subsidiaries to the extent that any such Subsidiary is also a Chargor.

1.6      Certificates

A certificate of the Collateral Agent setting forth the amount of any Secured Liability due from any Chargor shall be prima facie evidence of such amount against such Chargor in the absence of manifest error.



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2.       COVENANT TO PAY

2.1      Covenant to pay

Each Chargor, as primary Chargor and not merely as surety, covenants with the Collateral Agent (as agent and trustee as aforesaid) that it will on demand pay or discharge the Secured Liabilities on the date or dates on which such Secured Liabilities are expressed to become due or apply and in the manner provided in the relevant Loan Document.

2.2      Interest

Any amount not paid under the Loan Documents (including, without limitation, this Security Agreement) when expressed to become due shall bear interest (after as well as before judgment or the liquidation or administration of any Chargor, and payable on demand) at the Post-Default Rate from time to time from the due date until the date such amount is unconditionally and irrevocably paid and discharged in full, save to the extent that interest at such rate on such amount for such period is charged pursuant to the relevant Loan Document and itself constitutes a Secured Liability.

3.       COVENANT TO MAKE FACILITIES AVAILABLE

Each Beneficiary, by the Collateral Agent's execution of this Security Agreement, undertakes to each Borrower, to the intent that each such undertaking shall be binding on each Beneficiary severally in accordance with Article II (The Loans) of the Financing Agreement as if the same applied to this Clause 3 (Covenant To Make Facilities Available) mutatis mutandis, that each Beneficiary will, upon and subject to the terms of the Financing Agreement, perform its obligations under the Financing Agreement to make the Facilities available to the Borrowers on and subject to the terms of the Financing Agreement including, without limitation but subject as aforesaid, advances and further advances or other financial accommodation to the extent (if at all) that the making of such advances, further advances or other financial accommodation by such Beneficiary is provided for in the Financing Agreement.

4.       FIXED SECURITY

4.1      Fixed security over freehold, heritable and leasehold property

Each Chargor as continuing security for the payment, discharge and performance of all Secured Liabilities at any time owed or due to the Beneficiaries (or any of them), charges in favour of the Collateral Agent (as agent and trustee for the Beneficiaries):

(a) by way of first legal mortgage all the freehold, heritable and leasehold property (if any) now belonging to it and specified in
         Schedule 2 and/or in the Schedule to the Deed of Accession by which it became party to this Security Agreement; and

(b) to the extent the same are not the subject of an effective legal mortgage under Clause 4.1(a) (but not where that is the case pending registration at the Land Registry only) by way of first fixed charge all existing and future Material Real Property belonging to it but excluding any Scottish Property.



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4.2      Fixed security over specified assets

Each Chargor as continuing security for the payment, discharge and performance of all Secured Liabilities at any time owed or due to the Beneficiaries (or any of them), charges in favour of the Collateral Agent (as agent and trustee for the Beneficiaries) by way of first fixed charge:

(a)      (to the extent that they are not Fixtures):

         (i) all plant, machinery, computers, vehicles, office or other equipment now or in the future owned by it;

         (ii) its interest in any plant, machinery, computers, vehicles, office or other equipment in its possession (but excluding any for the time being part of such Chargor's stock-in-trade, work-in-progress or Client Specific Assets) to the extent that the creation or subsistence of a charge over any such interests are not prohibited by the terms of the agreement setting out or creating such interests, but for the avoidance of doubt, the Chargor shall not be obliged to notify any person of the creation of this first fixed charge over such interests; and

         (iii) the benefit of all contracts, licences and warranties relating to the assets identified in (i) and (ii) above;

(b) all monies (including interest) from time to time standing to the credit of the Collection Accounts and the Realisation Accounts with any bank, financial institution or other person and the debts represented by them;

(c) to the extent the same are not effectively assigned under Clause 5 (Assignments) all rights and benefits in respect of the Material Insurances and all claims and returns of premiums in respect of such Material Insurances;

(d)      its present and future goodwill; and

(e) the benefit of all present and future licences, permissions, consents and authorisations (statutory or otherwise) held by it in connection with its business or the use of any of the Security Assets and the right to recover and receive all compensation which may at any time become payable to it in respect of such present and future licences, permissions, consents and authorisations to the extent that the creation or subsistence of a charge over any such licence, permission, consent and/or authorisation is not prohibited by statute, regulation, operation of law or the express terms of such licence, permission, consent and/or authorisation;

4.3      Fixed security over Accounts Receivable

(a) Fixed Charge over Accounts Receivable: Each Chargor as continuing security for the payment, discharge and performance of all Secured Liabilities at any time owed or due to the Beneficiaries (or any of them), charges in favour of the Collateral Agent (as agent and trustee for the Beneficiaries) by way of first fixed charge the Accounts Receivable belonging to it provided that, for the avoidance of doubt, the Chargors shall not be required to (and the Collateral Agent may not) notify the creation of this charge to the Chargors' respective debtors except in the circumstances contemplated by Clause 6.3 and/or Clause 13.2(c).



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(b)      Collection of Accounts Receivable: Each Chargor will get in and realise the Accounts Receivable belonging to such Chargor in the ordinary course of its business as agent for and on behalf of the Collateral Agent by instructing the debtors owing such Accounts Receivable to pay all amounts due in respect of such Accounts Receivable into the Collection Account in the name of such Chargor.

(c) Collection Account: Each Chargor may not withdraw all or any monies (including interest) standing to the credit of the relevant Collection Account in its name without the prior written consent of the Collateral Agent (acting on the instructions of all the Lenders).

(d) Restrictions on dealing with Accounts Receivable: Each Chargor may not assign or otherwise transfer, factor, discount, sell, release, compound, subordinate, defer, declare a trust over or vary the terms of and not create or permit to exist any Security Interest (other than a Security Interest created pursuant to the Security Documents or expressly permitted by the terms of the Financing Agreement) over any Accounts Receivable belonging to it or over the Collection Account in its name or any interest in it.

4.4      Omissions

The fact that no or incomplete details of freehold, heritable and/or leasehold properties are included or inserted in Schedule 2 or in the Schedule to the Deed of Accession (if any) by which any Chargor became a party to this Security Agreement to shall not affect the validity or enforceability of the charges created by or pursuant to this Security Agreement.

5.       ASSIGNMENTS

5.1      Assignments

Each Chargor as continuing security for the payment, discharge and performance of the Secured Liabilities at any time owed or due to the Beneficiaries (or any of them), assigns and agrees to assign to the Collateral Agent (as agent and trustee for the Beneficiaries) absolutely all its right, title, interest and benefit (if any) in and to the Material Insurances.

5.2      Notices of assignment

(a) Each Chargor shall forthwith give notice of each such assignment of its right, title and interest (unless waived by the Collateral Agent) in and to the Material Insurances, by sending a notice in the form of
         Schedule 4 Part A (with such amendments as the Collateral Agent may agree) duly completed to each of the other parties to the Material Insurances and the Administrative Borrower and each Chargor incorporated in England and Wales shall use its reasonable endeavours to procure that within 14 days of the date of this Security Agreement, or if later, the date of entry into any such agreement, each such other party delivers a letter of undertaking to the Collateral Agent in the form of Schedule 4 Part B with such amendments as the Collateral Agent may agree.

(b) Any such notice required in accordance with Clause 5.2(a) above to be given to any person which is also a Chargor, and any such undertaking required in accordance with Clause 5.2(a) above to be given to the Collateral Agent by any person which is also a Chargor, need not actually be given, but this Security Agreement and the Schedules



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         and the execution of this Security Agreement by such Chargor shall be deemed to constitute such notice or such undertaking (as the case may be).

5.3      Assignment of proceeds, damages etc.

To the extent that any such right, title and interest described in Clause 5.1 (Assignments) and Clause 5.2 (Notices of assignment) is not assignable or capable of assignment, such assignment purported to be effected by Clause 5.1 (Assignments) shall operate as an assignment of any and all proceeds of present or future Material Insurances received by each Chargor; and as continuing security for the payment, discharge and performance of the Secured Liabilities at any time owed or due to the Beneficiaries (or any of them).

6.       FLOATING CHARGES

6.1      Creation of floating charges

Each Chargor as continuing security for the payment, discharge and performance of the Secured Liabilities, charges in favour of the Collateral Agent (as agent and trustee for the Beneficiaries) by way of a first floating charge:

(a) all its undertaking and assets of whatever type (other than Excluded Debt, Group Shares, Client Advance Accounts and any amounts standing to the credit of those accounts, and the Client Specific Assets) and wherever located both present and future, including, but not limited to:

         (i)      the Material Contracts;

         (ii)     the Natwest Deposits; and

         (iii)    the Operating Accounts,

         subject always to all mortgages, fixed charges and assignments created by or pursuant to Clause 4 (Fixed Security) and all security assignments created by or pursuant to Clause 5 (Assignments) or any other provision of this Security Agreement; and

(b) whether or not subject to a mortgage, fixed charge, assignment or security assignment created as aforesaid, all undertaking and assets of each Chargor of whatever type (other than Excluded Debt, Group Shares, Client Advance Accounts and any amounts standing to the credit of those accounts and the Client Specific Assets), both present and future, located in or otherwise governed by the laws of Scotland.

Without prejudice to Clause 13.2 (Further security), the floating charge created pursuant to this Clause 6.1 shall not include any asset belonging to any Chargor to the extent only that such Chargor is prohibited from creating a Security Interest over such asset.

6.2      Restrictions on dealing

Each Chargor undertakes to each Beneficiary that, save as expressly permitted under the terms of the Loan Documents, it will not:

(a) create or permit to subsist any Security Interest over all or any part of its assets, rights or property or agree to do so other than pursuant to this Security Agreement or any other Security Document; or



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(b)      part with, grant or enter into a Lease of, sell, transfer, assign or otherwise dispose of (including by way of declaration of trust) all or any part of its assets, rights or property or any interest in them or agree to do so.

6.3      Conversion of floating charges

(a) By notice: Subject to the Insolvency Act 1986, the Collateral Agent may by notice to any Chargor convert the floating charges created by this Security Agreement into specific charges as regards all or any of such Chargor's assets, rights and property secured by such floating charge and specified in the notice:

         (i)      if an Enforcement Event has occurred; or

         (ii) if the Collateral Agent in good faith considers such assets, rights or property to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in immediate jeopardy; or

         (iii) if such Chargor fails to comply, or takes or threatens to take any action which in the reasonable opinion of the Collateral Agent is likely to result in it failing to comply, with its obligations under Clause 6.2 (Restrictions on dealing).

(b) Automatic conversion: Subject to the Insolvency Act 1986 and Clause 6.3(c) below, the floating charges created by this Security Agreement shall (in addition to the circumstances in which the same will occur under general law) automatically be converted (without any notice) into fixed charges over the assets, rights and property of any Chargor secured by such floating charge:

         (i) on the convening of any meeting of the members or directors of such Chargor to consider a resolution to wind such Chargor up or put such Chargor into administration;

         (ii) on a resolution being passed or an order being made for the winding-up, dissolution, administration or re-organisation of such Chargor;

         (iii) on the appointment of a liquidator or an administrator (whether out of court or otherwise) to such Chargor;

         (iv) on any person levying or attempting to levy any distress, execution or other process against any Security Assets of such Chargor;

         (v) on such Chargor ceasing to carry on business or a substantial part of it or ceasing to be a going concern;

         (vi) on such Chargor stopping making payments to all or any class of its creditors or giving notice to all or any class of its creditors that it intends to stop such payment;

         (vii) on such Chargor creating or attempting to create a trust over any of the Security Assets secured by the floating charge granted by such Chargor pursuant to Clause 6.1 (Creation of floating charges);

         (viii) on the holder of any other Security Interest whether ranking in priority to or pari passu with or after the charges and security contained in this Security Agreement or such Chargor appointing an administrator, an administrative receiver, receiver, manager or receiver and manager in respect of such Chargor; or

         (ix) any floating charge granted by such Chargor to any person crystallising for any reason whatsoever.

(c) Moratorium: the floating charges created pursuant to Clause 6.1 (Creation of floating charges) may not be converted into fixed charges solely by reason of:

         (i)      the obtaining of a moratorium; or

         (ii)     anything done with a view to obtaining a moratorium,

         under the Insolvency Act 2000.

6.4      Qualifying Floating Charge

Paragraph 14 of Schedule B1 to the Insolvency Act 1986 (incorporated by Schedule 16 of the Enterprise Act 2002) shall apply to all floating charges created pursuant to this Security Agreement.

6.5      Standard Security

Foster Wheeler Energy will on the date of this Agreement, as security for payment of the Secured Liabilities, enter into and deliver to the Collateral Agent a validly subscribed Standard Security in the form set out in Schedule 9 in respect of Scottish Property belonging to Foster Wheeler Energy on the date of this Agreement, together with (1) a cheque for registration dues (2) a cheque for Companies House dues (3) a Form 10/12 report in respect of the Scottish Property, together with personal searches against and a Search in the Register of Charges/Mortgage Register and the Company file of Foster Wheeler Energy, all brought down to a date as near as practicable to the date of this Agreement and showing no entries adverse to Foster Wheeler Energy's interest in the Scottish Property or to its ability to grant the Standard Security and (4) Foster Wheeler Energy solicitor's letter of obligation in normal form.

7. IMPLIED COVENANTS AS TO TITLE

7.1      Implied covenants and statement under LRA Rule 68

Each legal mortgage, fixed charge, assignment and/or floating charge contained in or created pursuant to this Security Agreement by each Chargor is made with full title guarantee under the Law of Property (Miscellaneous Provisions) Act 1994 but in each case so that the covenant set out in section 3(1) of the Law of Property (Miscellaneous Provisions) Act 1994 shall extend to any charges, encumbrances or rights which the Chargor does not and could not reasonably be expected to know about.

7.2      Event of Default for breach of implied covenants as to title

Any breach of any covenant as to title implied by the Law of Property (Miscellaneous Provisions) Act 1994 pursuant to any full title guarantee made by any Chargor shall be treated as a failure to comply with an obligation or undertaking for the purposes of Section 9.01(d) of the Financing Agreement.

8. PERFECTION OF SECURITY, ETC.

8.1      Land Registry

In respect of the Mortgaged Property specified in Schedule 2 opposite the name of any Chargor the title to which is registered at the Land Registry and in respect of any other registered title(s) against which this Security Agreement may be noted (to the extent that the same will be subject to compulsory first registration by virtue of this Security Agreement) but excluding any Scottish
Property:

(a) such Chargor undertakes to make or procure that there is made a due application to the Land Registry (with the Chargor's consent as proprietor of the relevant registered estate) at the same time as registering each legal charge in Clause 4:

         (i) to enter a restriction in the following terms on the register of title relating to it:

                  "No disposition of the registered estate by the proprietor of the registered estate or by the proprietor of any registered charge is to be registered without a written consent signed by the proprietor for the time being of the charge dated [date of this deed] in favour of [chargee - e.g. [Collateral Agent] (as agent and trustee for itself and [each of the Beneficiaries]] [or signed on such proprietor's behalf by [its secretary or conveyancer or specify who is to be able to sign]"; and

         (ii) to enter an obligation to make further advances on the register of title relating to it; and

(b) such Chargor certifies to the Land Registry that the security created by or pursuant to this Security Agreement, any Standard Security and any Assignation of Rents does not contravene any of the provisions of the memorandum or articles of association or other constitution of such Chargor.

8.2      Delivery of documents of title, etc. to Mortgaged Property

(a) Each Chargor shall on the date of this Security Agreement deliver (or procure delivery) to the Collateral Agent of, and the Collateral Agent shall be entitled to hold and retain during the Security Period, all deeds, certificates and other documents of title relating to the Mortgaged Property (including any Leases or licences relating to it).

(b) Each Chargor shall on the date of acquisition by it of any interest in any freehold, heritable, leasehold or other immovable property, deliver (or procure delivery) to the Collateral Agent of, and the Collateral Agent shall be entitled to hold and retain during the Security Period, all deeds, certificates and other documents of title relating to such property (including any Leases or licences relating to it).

8.3      Security Accounts

(a)      Identity of bank or financial institution holding Security Accounts:
         Any Security Account may be changed to any other bank or financial institution at any time with the agreement of the Administrative Borrower (for itself and as agent for the Chargors) and the Collateral Agent (acting on the instructions of the Required Lenders) but, in each case, such change shall only become effective upon the proposed new bank or financial institution agreeing with the Collateral Agent (acting on the instructions of the Required Lenders) and the Administrative Borrower (for itself and as agent for the Chargors), in a manner satisfactory to the Collateral Agent, to hold such Security Account pursuant to the terms of this Security Agreement.

(b) Notice to bank or financial institution holding Security Accounts: The Administrative Borrower (for itself and as agent for the Chargors) on behalf of the relevant Chargors will forthwith give notice to the bank or financial institution holding any Security Account for any Chargor (and forthwith on any change in their identity give notice to the new bank or financial institution holding such Security Account) of this Security Agreement substantially in the form of in Schedule 5 Part A and use all reasonable endeavours to procure that such bank or financial institution or any new bank or financial institution (as the case may be) acknowledges such notice to the Collateral Agent substantially in the form of Schedule 5 Part B.

(c) Transfer of balances in Security Accounts: The amount (if any) standing to the credit of the Security Accounts shall be transferred to the corresponding Security Accounts maintained with any new bank or financial institution appointed pursuant to Clause 8.3(a) (Identity of bank or financial institution holding Security Accounts) promptly upon such appointment taking effect. Each Chargor irrevocably gives all authorisations and instructions necessary for any such transfer to be made.

(d) Further perfection: Each Chargor shall do all such things as the Collateral Agent may request in order to facilitate any change of bank pursuant to Clause 8.3(a) (Identity of bank or financial institution holding Security Accounts) or any transfer of credit balances pursuant to Clause 8.3(c) (Transfer of balances in Security Accounts) (including, without limitation, the execution of bank mandate forms) and the Collateral Agent is irrevocably constituted the Chargor's attorney to do any such things should such other Chargor fail to do so.

9.       REPRESENTATIONS AND WARRANTIES

9.1      Representations and warranties

Each Chargor represents and warrants to the Collateral Agent and each Beneficiary as follows:

(a)      In respect of the Mortgaged Property:

         (i)      the freehold, heritable and leasehold property listed in
                  Schedule 2 in respect of which a Chargor is named as owner comprises all the Material Real Property owned by that Chargor or in relation to which it has any right, title, interest or liability;

         (ii) where it is the Chargor named as owner in respect of any Mortgaged Property specified in Schedule 2 or in the Schedule to the Deed of Accession (if any) by which it became a party to this Security Agreement, it is the legal (or following registration at the Land Registry or the General Register of Sasines/Land Register of Scotland, will be the legal) and beneficial owner/heritable proprietor of such property; and

         (iii) the Mortgaged Property belonging to it is free from any Security Interests other than as created in favour of the Collateral Agent under this Security Agreement and other Security Interests expressly permitted under the Financing Agreement.

(b) In respect of the remaining Security Assets (other than the Mortgaged Property):

         (i) each Chargor is the legal and beneficial owner of, and absolutely entitled to, such Security Assets vested in it which it purports to mortgage, charge or assign pursuant to this Security Agreement; and

         (ii) such Security Assets referred to in Clause 9.1(b)(i) above are free from any Security Interests other than as created in favour of the Collateral Agent under this Security Agreement and other Security Interests expressly permitted under the Financing Agreement.

9.2      Times for making representations and warranties

The representations and warranties set out in this Clause 9 (Representations and warranties):

(a) will survive the execution of each Loan Document and the making of each Loan under the Financing Agreement; and

(b) are made on the date of this Security Agreement and (other than the representation and warranty contained in Clause 9.1(a)) are deemed to be repeated on each date during the Security Period on which any of the representations and warranties set out in Article VI (Representations and warranties) of the Financing Agreement are repeated, with reference to the facts and circumstances then existing.

10.      UNDERTAKINGS

10.1     Duration and with whom made

The undertakings in this Clause 10 (Undertakings):

(a) shall remain in force throughout the Security Period; and

(b) are given by each Chargor for the benefit of the Collateral Agent and each Beneficiary.

10.2     Undertakings relating specifically to the Security Assets

(a) Book debts and receipts: Each Chargor will:

         (i)      get in and realise such Chargor's:

                  (A) Investments to the extent held by way of temporary investment;

                  (B) book and other debts and other money (other than Accounts Receivable); and

                  in each case in the ordinary course of its business and hold the proceeds of such getting in and realisation (until payment into the relevant Collection Accounts) in accordance with Clause 10.2(a)(ii) below but always subject to

                  Clause 4.2 (Fixed security over Specified Assets) upon trust for the Collateral Agent (as agent and trustee for the Beneficiaries);

                  (ii) save to the extent that the Collateral Agent otherwise agrees in writing or if permitted in accordance with this Security Agreement or the Financing Agreement and in particular Clause 4.2(b) (Fixed security over Specified Assets) of this Security Agreement, pay the proceeds of such getting in and realisation into the relevant Collection Accounts;

                  (iii) upon the occurrence of an Enforcement Event, not withdraw all or any monies (including interest) standing to the credit of the Collection Accounts; and

                  (iv) except with the prior written consent of the Collateral Agent (acting on the instructions of the Required Lenders) or as expressly permitted by the terms of the Financing Agreement, not assign or otherwise transfer, factor, discount, sell, release, compound, subordinate, defer or vary the terms of and not create or permit to exist any Security Interest (other than a Security Interest created pursuant to the Security Documents or expressly permitted by the terms of the Financing Agreement) over any of the property or assets referred to in Clause 10.2(a)(i) above or over the Collection Accounts or any interest therein.

10.3     Preservation of Mortgaged Property

Each Chargor will, and will procure that each other Chargor will:

(a) Repair: keep the Mortgaged Property, all buildings forming part of the Mortgaged Property and all Fixtures in good and substantial repair and condition, in accordance with its obligations under the Financing Agreement in particular (but without limitation) under Section 7.01(g) (Maintenance of Properties) of the Financing Agreement) subject in all cases to any fair wear and tear and subject in the case of leasehold properties to the relevant Chargor being under no greater obligation to repair the Mortgaged Property than that owed to the landlord under the relevant Lease, or (if better) as may be required in order that the Mortgaged Property may be fit for the proper carrying on of the relevant Chargor's business;

(b) Material Insurance: at all times comply with its obligations as to insurance set out in the Financing Agreement and in particular (but without limitation) Section 7.01(h) (Maintenance of Insurance) of the Financing Agreement;

(c) Compliance with leases: perform and observe all the covenants, undertakings, obligations, agreements and stipulations on the part of such Chargor (whether as landlord or tenant) contained in any Lease in accordance with the terms of the Financing Agreement and in particular (but without limitation) Section 7.01(g) (Maintenance of Properties) of the Financing Agreement;

(d) Statutes, taxes and outgoings: at all times comply with its obligations as to statutes, taxes and outgoings set out in the Financing Agreement and in particular (but without limitation) Section 7.01(c) (Compliance with Laws, Etc) of the Financing Agreement;

(e) VAT election: to notify the Collateral Agent as soon as such Chargor becomes aware that the landlord of any leasehold property for the time being owned by any Chargor (and which property constitutes Mortgaged Property) has made an election under paragraph 2 of schedule 10 to the Value Added Tax Act 1994 in respect of the leasehold property for the time being owned by any Chargor and not without the prior written consent of the Collateral Agent to make such an election in respect of any Mortgaged Property;

(f) User: use the Mortgaged Property only for such purpose or purposes as may for the time being be authorised as the permitted use or user of such Mortgaged Property under or by virtue of the Planning Acts and in compliance with all matters affecting the Mortgaged Property;

(g) Notices: within 7 Business days after the receipt by such Chargor of any application, requirement, direction, proposal, order or notice served or given by any public or local or any other authority (including without limitation any made pursuant to the Planning Acts or Environmental Laws) with respect to the Security Assets (or any part of the Security Assets), whether relating to compulsory acquisition, development or otherwise, send a copy of it and accompanying material to the Collateral Agent and also within 7 Business Days after demand from the Collateral Agent inform it of the steps taken or proposed to be taken by such Chargor to comply with any requirement made in it or implicit in it and (if the Collateral Agent requires) to contest or appeal any such application, requirement, direction, proposal order or notice and to take all necessary steps without delay to comply with or make objections or representations as to the same;

(h) No prejudicial land matters: not create or knowingly permit to arise or permit to subsist any right, interest, matter or thing falling within (or treated under the LRA as falling within) any of the paragraphs of
         Schedule 1, 3 or 12 to the LRA nor enter into any onerous or restrictive obligations affecting the Mortgaged Property;

(i) Leases: except (A) to its Subsidiaries or Loan Parties or (B) on arm's-length terms in the ordinary course of business or (C) with the prior written consent of the Collateral Agent, not grant or agree to grant or enter into (whether in exercise or independently of any statutory power) any Lease in relation to the Mortgaged Property or any part of it or vary or accept a surrender of any Lease save where it is being granted pursuant to any statutory rights of renewal and, prior to such grant, provide full details of such grant or proposed grant to the Collateral Agent and the landlord (if any) of the relevant Mortgaged Property and without prejudice to the foregoing:

         (i) not exercise or agree to exercise the statutory or other powers of making leases or of accepting or agreeing to accept surrenders of leases nor grant or agree to grant any licence or right to occupy any Mortgaged Property or any other freehold, heritable or leasehold property for the time being owned by any Chargor;

         (ii) not cancel, surrender, assign or permit to be forfeit or irritated any Lease or any part of any Lease or agree to do so whether such Lease is held by any Chargor or is superior to it or is derived out of any Chargor's interest therein or sub-let or permit to be cancelled, surrendered, irritated, assigned, sub-let or charged the whole or any part of the property comprised in such a Lease or agree to do so and if any of the Mortgaged Property is tenanted serve all notices necessary to ensure that the right to recover rents or other fixed charges payable under any Leases are preserved and otherwise manage such property in a proper and efficient manner and not agree the amount of any rent reviews or grant any licence in respect of such property and not vary or release any covenant contained in any lease or licence affecting such property; and

         (iii) not part with possession (otherwise than on determination of any tenancy or licence) of any of the Mortgaged Property or share occupation of it with any other person;

(j) No waivers: not waive or vary nor permit to be waived or varied the terms of any of the documents relating to or affecting the Mortgaged Property and not in any manner or by any means lessen the value of any Chargor's interest in any of the Mortgaged Property;

(k) Covenants: duly and punctually perform and observe all covenants, obligations and stipulations restrictive or otherwise affecting all or any part of the Mortgaged Property and all or any facilities necessary for the enjoyment and use of the Mortgaged Property and/or the carrying on of the business at the Mortgaged Property, including without limitation access to and egress from the Mortgaged Property, and indemnify the Collateral Agent and each Beneficiary in respect of any breach of such covenants and/or stipulations;

(l) Access: permit the Collateral Agent and any person nominated by it at all reasonable times during normal business hours on reasonable notice to enter upon the Mortgaged Property and view the state of the same;

(m) Investigation of title: upon the occurrence of an Enforcement Event or otherwise if the Collateral Agent believes that the value of the Mortgaged Property is materially and adversely affected or for any other purpose which the Collateral Agent may require, grant the Collateral Agent or its lawyers on request all such facilities within the power of such Chargor to enable such lawyers (at the expense of such Chargor subject to the provisions of Section 4.01 of the Financing Agreement) to carry out investigations of title to any such property which is or may be subject to this security and enquiries into matters in connection therewith as may be carried out by a prudent mortgagee or heritable creditor; and

(n) Report on title: on written demand by the Collateral Agent, following the occurrence of an Enforcement Event or otherwise if the Collateral Agent believes that the value of the Mortgaged Property is materially and adversely affected, provide the Collateral Agent as soon as practicable with a report (prepared at the Chargor's expense subject to the provisions of Section 4.01 of the Financing Agreement by a law firm approved by the Collateral Agent) as to the title of any Chargor to such property which is or may be subject to this security and related matters which may properly be sought to be covered by a prudent mortgagee or heritable creditor in a law firm's report of this nature.

10.4     Further negative pledge provision

If any Chargor creates or permits to subsist any Security Interest in breach of the provisions of Section 7.02 of the Financing Agreement then, to the extent possible under applicable law, all the obligations of such Chargor under each of the Loan Documents shall automatically and immediately be secured upon the same assets equally and rateably with the other obligations secured thereon.

11. CONTINUING SECURITY, ETC.

11.1     Continuing security and further advances

The security constituted by this Security Agreement shall be continuing, is made for securing further advances and will extend to the ultimate balance of the Secured Liabilities, regardless of any intermediate payment or discharge in whole or in part.

11.2     Reinstatement

Where any discharge (whether in respect of the obligations of any Chargor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored, or which the Collateral Agent considers will be avoided or must be restored, on insolvency, liquidation or otherwise without limitation, the liability of each Chargor under this Security Agreement shall continue as if the discharge or arrangement had not occurred.

11.3     Retention of charges

(a) If the Collateral Agent shall have grounds in its absolute discretion for believing:

         (i) that any Chargor may be insolvent or deemed to be insolvent pursuant to the provisions of the Insolvency Act 1986 or any analogous provisions under any foreign law as at the date of any payment made by such Chargor to the Collateral Agent (or any Beneficiary); or

         (ii) that any payment, security or other disposition made by any Chargor may be avoided or may require to be restored due to insolvency, liquidation or some other event affecting such Chargor,

         the Collateral Agent shall be at liberty to retain the security contained in or created pursuant to this Security Agreement until the expiry of a period of one month plus such statutory period within which any assurance, security, guarantee or payment can be avoided or invalidated after the payment and discharge in full of all Security Liabilities notwithstanding any release, settlement, discharge or arrangement which may be given or made by the Collateral Agent on, or as a consequence of, such payment or discharge of liability.

(b) If at any time within such period referred to in Clause 11.3(a) above, a petition shall be presented to a competent court for an order for the winding-up or the making of an administration order in respect of such Chargor, or such Chargor shall commence to be wound up or to go into administration or any analogous proceedings shall be commenced by or against such Chargor, the Collateral Agent shall be at liberty to continue to retain such security for such further period as it may determine and such security shall be deemed to continue to have been held as security for the payment and discharge to the Collateral Agent of all Secured Liabilities.

11.4     Concession or compromise of claims

In exercising its rights under Clauses 11.2 and 11.3 above, the Collateral Agent may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

11.5     Waiver of defences

(a) The liability of each Chargor under this Security Agreement and the security intended to be created by or pursuant to this Security Agreement will not be affected by any act, omission, circumstance, matter or thing which but for this provision would release or prejudice any of its obligations under this Security Agreement or prejudice or diminish such obligations in whole or in part, including without limitation and whether or not known to any other Chargor, any Beneficiary or any other person whatsoever:

         (i) any time, indulgence or waiver granted to, or composition with, any Chargor or any other person; or

         (ii) the release of any other Chargor or any other person under the terms of any composition or arrangement with any creditor of any Chargor (or direct or indirect holding company of any Chargor); or

         (iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or take up or enforce any rights or remedies against, or any security over assets of, any Chargor or any other person or any non-presentment or non-observance of any formality or other requirement in respect of any instruments or any failure to realise the full value of any other security; or

         (iv) any legal limitation, disability, incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of or other circumstance relating to, any Chargor or any other person; or

         (v) any variation (however fundamental and whether or not involving any increase in the liability of any Chargor under
                  it) or replacement of a Loan Document or any other document or security so that references to that Loan Document or other documents or security in this Security Agreement shall include each such variation or replacement; or

         (vi) any unenforceability, illegality, invalidity or frustration of any obligation of any Chargor or any other person under any Loan Document or any other document or security, or any failure of any other Chargor or proposed Chargor to become bound by the terms of any Loan Document, in each case whether through any want of power or authority or otherwise; or

         (vii) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Chargor under a Loan Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order, this Security Agreement being construed as if there were no such circumstance, to the intent that each Chargor's obligations under this Security Agreement shall remain in full force, and this Security Agreement be construed accordingly, as if there were no such circumstance, act, variation, limitation, omission, unenforceability, illegality, matter or thing.

(b) For the avoidance of doubt, each Chargor shall be bound by this Security Agreement notwithstanding the fact that not all of the other members of the Group may have executed this Security Agreement and/or any of the other Security Documents required by the terms of the Loan Documents to be entered into by it or that any such document which has been entered into may be invalid, unenforceable or otherwise ineffective.

11.6     Immediate recourse

Each Chargor waives any right it may have of first requiring any Beneficiary to proceed against or enforce any other rights or security before enforcing the security constituted by this Security Agreement.

11.7     Appropriations

Upon and after the occurrence of an Enforcement Event and until all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full, each Beneficiary may:

(a) refrain from applying or enforcing any other monies, security or rights held or received by it in respect of the Secured Liabilities or apply and enforce the same in such manner and order as it sees fit (whether against the Secured Liabilities or otherwise) and no Chargor shall be entitled to the benefit of the same; and

(b) hold in a suspense account any monies received from any Chargor or on account of any Chargor's liability in respect of the Secured Liabilities. Amounts standing to the credit of any such suspense account shall bear interest at a rate reasonably considered by such Beneficiary to be a fair market rate.

11.8     Non-competition

Until all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full no Chargor shall, by virtue of any payment made, security realised or monies received or recovered under any Loan Document for or on account of the liability of any other Chargor(s), unless the Collateral Agent directs it to do so after an Enforcement Event has occurred:

(a) be subrogated to any rights, security or monies held, received or receivable by any Beneficiary or be entitled to any right of contribution or indemnity; or

(b) claim, rank, prove or vote as a creditor of any Chargor or its estate in competition with any Beneficiary; or

(c) receive, claim or have the benefit of any payment, distribution or security from or on account of any Chargor, or exercise any right of set-off as against any Chargor.

Each Chargor will hold in trust for and promptly pay or transfer to the Collateral Agent (acting as agent and trustee as aforesaid) any payment or distribution or benefit of security received by it contrary to the above. If any Chargor exercises any right of set-off contrary to the above, it will promptly pay an amount equal to the amount set off to the Collateral Agent (acting as agent and trustee for the Beneficiaries).

11.9     Security held by Chargor

No Chargor will without the prior written consent of the Collateral Agent hold any security from any other Chargor in respect of such Chargor's liability under this Security Agreement. Each Chargor will hold any security held by it in breach of this provision on trust for the Collateral Agent (as agent and trustee for the Beneficiaries).

12. OTHER SECURITY, ETC.

12.1     Additional security/non-merger

This Security Agreement is in addition to and shall not be merged in and is not in any way excluded or prejudiced by any other security now or hereafter held by any Beneficiary in respect of the Secured Liabilities or any other amount due by any Chargor to any Beneficiary.

12.2     Power of consolidation

Section 93 of the 1925 Act (restricting the right of consolidation) shall not apply to this security.

12.3     New accounts/ruling off

(a) If for any reason the security constituted by this Security Agreement ceases to be a continuing security in respect of any Chargor (other than by way of discharge of such security), whether as a result of the Collateral Agent or any Beneficiary receiving or being deemed to be affected by notice (actual or constructive) of any subsequent Security Interest affecting any part of the Security Assets and/or the proceeds of sale of such Security Assets or otherwise, then the Collateral Agent or any Beneficiary (as the case may be) may open a new account or accounts or continue any existing account with such Chargor and the liability of each Chargor in respect of the Secured Liabilities relating to such Chargor at the date of such cessation shall remain regardless of any payments in or out of any such account.

(b) If the Collateral Agent or any Beneficiary (as the case may be) does not open a new account it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice and as from that time all payments made to the Collateral Agent or such Beneficiary (as the case may be) shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount for which this Security Agreement is security.

12.4     Redemption, etc. of prior Security Interests

If there are any Security Interests having priority to the security contained in or intended to be created by or pursuant to this Security Agreement in respect of all or any part of the Security Assets then:

(a) if any proceedings or steps are being taken to exercise or enforce any powers or remedies conferred by such prior Security Interest against the Security Assets, the Collateral Agent or any Receiver may (but without prejudice to any rights the Collateral Agent or the Receiver may have under statute) redeem such prior charge or procure the transfer of such prior charge to itself or himself, as the case may be, and may settle and pass the accounts of the prior chargee and any account so settled and passed shall be conclusive and binding on the relevant Chargor(s) and the principal, interest, costs, charges and expenses of and incidental to such redemption or transfer shall be paid by the relevant Chargor(s) to the Collateral Agent on demand with interest in accordance with Clause 2.2 (Interest) and, until payment, the Security Assets shall stand secured with the amount to be so paid; and

(b) all the powers, authorities and discretions conferred by a prior charge upon the chargee or any receiver under such prior charge shall be exercisable by the Collateral Agent or a Receiver in like manner as if the same were expressly included herein and the Collateral Agent or a Receiver shall be entitled to exercise all the powers, authorities and discretions of an administrative receiver, receiver, manager or receiver and manager appointed under such prior charge.

13.      FURTHER ASSURANCES

13.1     General

(a) Each Chargor shall at its own expense execute and do all such assurances, acts and things (including, but not limited to, making all filings and registrations necessary for the creation, perfection, protection or maintenance of any security created or intended to be created by or pursuant to this Security Agreement) as the Collateral Agent may require for perfecting or protecting the security intended to be created by or pursuant to this Security Agreement over the Security Assets or any part of the Security Assets or for facilitating (if and when this security becomes enforceable) the realisation of the Security Assets or any part of the Security Assets and in the exercise of all powers, authorities and discretions vested in the Collateral Agent or any Receiver of the Security Assets or any part of the Security Assets or in any such delegate or sub-delegate as aforesaid.

(b) To that intent, each Chargor shall in particular execute all transfers, conveyances, assignments and assurances of such property whether to the Collateral Agent or to its nominees and give all notices, orders and directions and make all registrations that the Collateral Agent may think expedient.

13.2     Further security

Subject to Clause 13.3 (Consents), each Chargor will promptly at the request of the Collateral Agent:

(a)      where provided for in this Security Agreement or in any Loan Document;
         and/or

(b)      at any time after notifying the Collateral Agent of:

         (i)      the acquisition of any Material Real Property; and/or

         (ii)     the acquisition or creation of any Accounts Receivables;
                  and/or

         (iii) the application to register any Intellectual Property Rights, the acquisition of any registered Intellectual Property Rights and/or any material unregistered Intellectual Property Rights and/or the creation by it of any new material unregistered Intellectual Property Rights in each case as required by
                  Section 7.01(r) of the Financing Agreement; and/or

(c)      at any time after an Enforcement Event has occurred,

as continuing security for the payment, discharge and performance of all Secured Liabilities at any time owed or due to the Beneficiaries (or any of them) execute a legal mortgage, Standard Security, Assignation of Rents, charge or assignment in favour of the Collateral Agent (as agent and trustee for the Beneficiaries) over:

         (i)      any such Material Real Property;

         (ii)     any such Accounts Receivable; and

         (iii) to the extent considered material by the Collateral Agent acting reasonably, any such Intellectual Property Rights notified pursuant to Section 7.01(r) of the Financing Agreement,

in each case acquired or entered into (as the case may be) after the date of this Security Agreement, in such form as the Collateral Agent may reasonably require but containing terms no more onerous than those in this Security Agreement other than:

         (A) any Standard Security, which shall be substantially in the form of Schedule 7, or Assignation of Rents in respect of any Scottish Property; and

         (B) to the extent considered material by the Collateral Agent acting reasonably, any such Intellectual Property Rights notified pursuant to Section 7.01(r) of the Financing Agreement, which may be charged by way of first fixed charge or legal mortgage. To the extent that any such Intellectual Property Rights are not capable of being charged, whether by reason of lack of any third party consent which is required, or otherwise) the relevant Chargor shall assign and agrees to assign in favour of the Collateral Agent (as agent and trustee for the Beneficiaries) all its right, title and interest (if any) in and to any and all damages, compensation, remuneration, profit, rent, fees, royalties or income which any Chargor may derive from such Intellectual Property Rights or be awarded or entitled to in respect of such Intellectual Property Rights. Upon receipt of a notice requesting the grant of security pursuant to this provision, such Chargor shall deliver (or procure delivery) to the Collateral Agent, and the Collateral Agent shall be entitled to hold and retain, all deeds, certificates and other documents of title relating to such Intellectual Property Rights as are identified in such notice.

13.3     Consents

Each Chargor shall procure that any third party consents required to effect a legal mortgage, Standard Security, Assignation of Rents, charge or assignment by way of security of any asset, right, interest, undertaking and/or property (as contemplated in Clause 13.2 (Further Security)) are obtained unconditionally prior to (or simultaneously with) the acquisition of such asset, right, interest, undertaking and/or property (using, where applicable, the form of consent in Schedule 4 Part C).

13.4     Further Subsidiaries

(a) Each Chargor undertakes to ensure that each Subsidiary which is required to grant security pursuant to Section 7.01(b) (Additional Guaranties and Collateral Security) of the Financing Agreement, promptly executes a Deed of Accession substantially in the form set out in Schedule 6 and such company shall on the date on which such Deed of Accession is executed by it become a party to this Security Agreement in the capacity of a Chargor and this Security Agreement shall be read and construed for all purposes as if such company had been an original party to this Security Agreement as a Chargor (but for the avoidance of doubt the security created by such company shall be created on the date of the Deed of Accession). The Collateral Agent is authorised to agree any amendments or change to the form or manner in which any such Subsidiary gives such security which is in the opinion of the Collateral Agent necessary in order that such security may lawfully be given.

(b) The Administrative Borrower shall procure that all registrations or other steps necessary to perfect or protect any security created pursuant to any Deed of Accession are completed promptly after the date of such Deed of Accession and in any event within any applicable time limit stipulated by the Collateral Agent.

14.      POWER TO REMEDY

(a) In case of any default by any Chargor in observing or punctually performing any of its obligations to the Collateral Agent or any Beneficiary, whether under this Security Agreement or otherwise, the Collateral Agent may serve notice on the relevant Chargor to remedy such default in an appropriate manner forthwith or within such longer period as may be specified in such notice.

(b) If such default is not remedied to the satisfaction of the Collateral Agent forthwith or within such longer period as may be specified in such notice:

         (i) in the case of a default affecting any Mortgaged Property, such Chargor will permit the Collateral Agent or its agents and contractors to enter on the Mortgaged Property and to comply with or object to any notice served on such Chargor in respect of the Mortgaged Property and to effect such repairs or insurance or generally do such things or pay all such costs, charges and expenses as the Collateral Agent may consider reasonably necessary or desirable to prevent or remedy any breach of covenant or stipulation or to comply with or object to any notice; and

         (ii) in the case of any other default, the Collateral Agent shall have power but shall not be obliged, on behalf of or in the name of the relevant Chargor or otherwise, to perform the obligation and to take any steps which the Collateral Agent may, in its absolute discretion, consider appropriate with a view to remedying or mitigating the consequences of the failure, but so that the exercise of this power, or the failure to exercise it, shall in no circumstances prejudice the Collateral Agent's rights under this Security Agreement.

(c) Each Chargor will indemnify and keep the Collateral Agent indemnified against all losses, costs, charges and expenses incurred in connection with the exercise of the powers contained in this Clause 14 (Power to Remedy).

15.      ENFORCEMENT OF SECURITY

15.1     Amounts due

The Secured Liabilities shall be deemed to have become due and payable on the date of this Security Agreement for the purposes of section 101 of the 1925 Act and the power of sale and other powers conferred by section 101 of the 1925 Act (as varied or extended by this Security Agreement) and all other powers shall be deemed to arise immediately after execution of this Security Agreement.

15.2     Power of sale

Section 103 of the 1925 Act (restricting the exercise of the power of sale) shall not apply to this security.

15.3     When security becomes enforceable

The security constituted by this Security Agreement shall become immediately enforceable and the powers referred to in Clause 15.1 (Amounts due) shall be immediately exercisable following the occurrence of an Enforcement Event or at any time thereafter whilst the same is continuing or on the appointment of a Receiver.

15.4     Manner of enforcement

After the security constituted by this Security Agreement has become enforceable, the Collateral Agent may in its absolute discretion enforce all or any part of such security in such manner as it sees fit or as the Required Lenders direct and shall not be liable to any Chargor for any loss arising from any omission on its part to take any steps to enforce such security or for the manner in which it enforces or refrains from enforcing any such security.

15.5     Powers of leasing

The statutory powers of leasing conferred on the Collateral Agent shall be extended so as to authorise the Collateral Agent to lease, make agreements for leases, surrender, rescind or agree or accept surrenders of leases and grant options on such terms and in such manner as the Collateral Agent in its absolute discretion shall think fit or otherwise in the exercise of powers or authorities pursuant to Clause 17.2(b)(ix) (Leases, etc.) as applied by Clause 17.8 (Collateral Agent may exercise) and without the need to comply with any of the provisions of sections 99 and 100 of the 1925 Act.

15.6     Contingencies

(a) If the Collateral Agent enforces the security constituted by this Security Agreement (whether by the appointment of a Receiver or otherwise) at a time when no amounts are due under the Loan Documents (but at a time when amounts may become so due), the Collateral Agent (or such Receiver) may pay the proceeds of any recoveries effected by it into such number of interest bearing Realisations Accounts as it considers appropriate.

(b) The Collateral Agent (or such Receiver) may (subject to the payment of any claims having priority to this security) withdraw amounts standing to the credit of the Realisations Accounts to:

         (i) meet all costs, charges and expenses incurred and payments made by the Collateral Agent (or such Receiver or) in the course of such enforcement;

         (ii) pay remuneration to the Receiver as and when the same becomes due and payable; and

         (iii)    meet amounts due and payable under the Loan Documents,

         in each case, together with interest thereon (as well after as before judgment and payable on demand) at the Default Rate from the date the same become due and payable until the date the same are unconditionally and irrevocably paid and discharged in full provided that like interest payable under any of the Loan Documents should not be double counted.

(c) No Chargor will be entitled to withdraw all or any monies (including interest) standing to the credit of any Realisations Account until the expiry of the Security Period.

16.      ADMINISTRATOR

16.1     Appointment of Administrator

(a) Subject to the Insolvency Act 1986, at any time and from time to time after this security becomes enforceable, or if any Chargor so requests the Collateral Agent in writing from time to time, the Collateral Agent may appoint any one or more qualified persons to be an Administrator of any of the Chargor(s), to act together or independently of the other or others appointed (to the extent applicable).

(b) Any such appointment may be made pursuant to an application to court under paragraph 12 of Schedule B1 of the Insolvency Act 1986 (Administration application) or by filing specified documents with the court under paragraphs 14 - 21 of Schedule B1 of the Insolvency Act 1986 (Appointment of administrator by holder of floating charge).

(c) In this clause qualified person means a person who, under the Insolvency Act 1986, is qualified to act as an Administrator of any company with respect to which he is appointed.

17.      RECEIVER

17.1     Appointment of Receiver

(a) Subject to the Insolvency Act 1986, at any time after this security becomes enforceable, or if any Chargor so requests the Collateral Agent in writing at any time, the Collateral Agent may without further notice appoint under seal or in writing under its hand any one or more qualified persons to be a Receiver of all or any part of the Security Assets, to act together or independently of the other or others appointed to the extent applicable.

(b) In this clause qualified person means a person who, under the Insolvency Act 1986, is qualified to act as a receiver of the property of any company with respect to which he is appointed or (as the case may require) an administrative receiver of any such company.

17.2     Powers of Receiver

(a) Every Receiver appointed in accordance with Clause 17.1 (Appointment of Receiver) shall have and be entitled to exercise all of the powers set out in Clause 17.2(b) below in addition to those conferred by the 1925 Act on any receiver appointed under the 1925 Act. If at any time there is more than one Receiver of all or any part of the Security Assets, each such Receiver may (unless otherwise stated in any document appointing him) exercise all of the powers conferred on a Receiver under this Security Agreement individually and to the exclusion of each other Receiver.

(b) The powers referred to in the first sentence of Clause 17.1(a) above are:

         (i) Take possession: to take immediate possession of, get in and collect the Security Assets or any part of the Security Assets whether accrued before or after the date of his appointment;

         (ii) Carry on business: to carry on or manage the business of such Chargor as he may think fit or to concur in or authorise the management of, or appoint a manager of the whole or any part of the business of such Chargor;

         (iii) Protection of assets: to make and effect all repairs, alterations, improvements, replacements, developments, demolitions and insurances (including indemnity insurance and performance bonds and guarantees) and do all other acts which such Chargor might do in the ordinary conduct of its business as well for the protection as for the improvement of the Security Assets and to commence and/or complete any building operations on the Mortgaged Property and to apply for and maintain any planning permissions, building regulation approvals and any other permissions, consents or licences, in each case as he may in his absolute discretion think fit or concur in any of the foregoing;

         (iv) Employees: to appoint and discharge managers, officers, agents, accountants, servants, workmen and other advisers for the purposes of this Security Agreement upon such terms as to remuneration or otherwise as he may think proper and to discharge any such persons appointed by any such Chargor;

         (v) Borrow money: for the purpose of exercising any of the powers, authorities and discretions conferred on him by or pursuant to this Security Agreement and/or of defraying any costs, charges, losses or expenses (including his remuneration) which shall be incurred by him in the exercise of such powers, authorities and discretions or for any other purpose, to raise and borrow money either unsecured or on the security of the Security Assets or any part of the Security Assets either in priority to the security constituted by this Security Agreement or otherwise and generally on such terms and conditions as he may think fit and no person lending such money shall be concerned to enquire as to the propriety or purpose of the exercise of such power or to see to the application of any money so raised or borrowed;

         (vi) Sell business: to sell or concur in selling the whole or any part of any Chargor's business whether as a going concern or otherwise;

         (vii) Sell assets: to sell, exchange, grant options to purchase, license, surrender, release, disclaim, abandon, return or otherwise dispose of, convert into money or realise all or any part of the Security Assets (including, without limitation, to sell any of the Mortgaged Property) by public auction or private contract and generally in such manner and on such terms as he shall think proper or to concur in any such transaction. Without prejudice to the generality of the foregoing he may do any of these things for a consideration consisting of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over such period as he may think fit. Fixtures, other than landlords' fixtures, may be severed and sold separately from the property containing them without the consent of the relevant Chargor;

         (viii) Acquire assets: for such consideration and on such terms as he may think fit, to purchase outright or acquire by leasing, hiring, licensing or otherwise, any land, buildings, plant, equipment, vehicles or materials or any other property, assets or rights of any description which he considers necessary or desirable for the carrying on, improvement or realisation of any of the Security Assets or the business of any Chargor or otherwise for the benefit of the Security Assets;

         (ix) Leases, etc.: to grant or agree to grant any leases whatsoever and let on charter, sub-charter, hire, lease or sell on condition and to grant rights, options, licences or easements over all or any part of the Security Assets for such term and at such rent (with or without a premium) as he may think proper and to rescind, surrender and accept or agree to accept a surrender or irritation of any lease or tenancy of such Security Assets or agree to any variation of any such contract affecting all or any part of the Security Assets on such terms as he may think fit (including the payment of money to a lessee or tenant on a surrender or any rent review);

         (x) Uncalled capital: to call up or require the directors of any Chargor to call up all or any portion of the uncalled capital for the time being of such Chargor and to enforce payment of any call by action (in the name of such Chargor or the Receiver as may be thought fit);

         (xi) Compromise: to negotiate, settle, adjust, refer to arbitration, compromise, abandon and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of such Chargor or relating in any way to the Security Assets or any part of them;

         (xii) Legal actions: to bring, prosecute, enforce, defend and abandon all such actions, suits and proceedings in relation to the Security Assets or any part of them as may seem to him to be expedient;

         (xiii) Receipts: to give valid receipts for all monies and execute all assurances and things which may be proper or desirable for realising the Security Assets;

         (xiv) Subsidiaries, etc.: to form a subsidiary or subsidiaries of such Chargor and transfer to any such subsidiary or any other company or body corporate, whether or not formed for the purpose, all or any part of the Security Assets;

         (xv) Powers, discretions, etc.: to exercise any powers, discretions, voting, conversion or other rights or entitlements in relation to any of the Security Assets or incidental to the ownership of or rights in or to any Security Assets and to complete or effect any transaction entered into by any Chargor and complete, disclaim, abandon or modify all or any of the outstanding contracts or arrangements of any Chargor relating to or affecting all or any part of the Security Assets;

         (xvi) Powers of administrative receiver: to exercise all powers as are described in schedule 1 to the Insolvency Act 1986, whether or not the Receiver is an administrative receiver as defined in the Insolvency Act 1986; and

         (xvii) General powers: to do all such other acts and things as he may consider desirable or necessary for realising the Security Assets or any part of them or incidental or conducive to any of the matters, powers or authorities conferred on a Receiver under or by virtue of this Security Agreement, to exercise in relation to the Security Assets or any part of them all such powers, authorities and things as he would be capable of exercising if he were the absolute beneficial owner of them, and to use the name of any Chargor for all or any of such purposes.

17.3     Removal

The Collateral Agent may from time to time by writing under its hand (subject to any requirement for an order of the court in the case of an administrative receiver) remove any Receiver appointed by it and may, whenever it may deem it expedient, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

17.4     Remuneration

(a) The Collateral Agent may from time to time, subject to section 36 of the Insolvency Act 1986, fix the remuneration of any Receiver appointed by it (which remuneration may be or include a commission calculated by reference to the gross amount of all monies received or otherwise and may include remuneration in connection with claims, actions or proceedings made or brought against the Receiver by any Chargor or any other person or the performance or discharge of any obligation imposed upon him by statute or otherwise) but such remuneration shall be payable by such Chargor alone, and sections 109(6) and (8) of the 1925 Act shall not apply in relation to any Receiver appointed under this Security Agreement; and

(b) the amount of such remuneration may be debited by the Collateral Agent to any account of such Chargor, but shall, in any event, form part of the Secured Liabilities and accordingly be secured on the Security Assets under the security contained in this Security Agreement.

17.5     Extent of appointment

The exclusion of any Security Assets from the appointment of the Receiver shall not preclude the Collateral Agent from subsequently extending his or their appointment (or that of the Receiver replacing him or them) to that part or appointing another Receiver over any other part of the Security Assets.

17.6     No liability as mortgagee in possession/heritable creditor

The Collateral Agent shall not, nor shall any Receiver appointed as aforesaid, by reason of it or the Receiver entering into possession of the Security Assets or any part of them, be liable to account as mortgagee or heritable creditor in possession or be liable for any loss on realisation or for any default or omission for which a mortgagee or heritable creditor in possession might be liable.

17.7     Agent of relevant Chargor

(a) Every Receiver duly appointed by the Collateral Agent under the powers in that respect contained in this Security Agreement shall be deemed to be the agent of the relevant Chargor for all purposes and shall as such agent for all purposes be deemed to be in the same position as a Receiver duly appointed by a mortgagee or heritable creditor under the 1925 Act.

(b) The relevant Chargor alone shall be responsible for the contracts, engagements, acts, omissions, defaults and losses of the Receiver and for liabilities incurred by the Receiver and neither the Collateral Agent nor any Beneficiary shall incur any liability for them (either to any other Chargor or to any other person whatsoever) by reason of the Collateral Agent appointing such Receiver or for any other reason whatsoever.

17.8     Collateral Agent may exercise

To the fullest extent permitted by law, all or any of the powers, authorities and discretions which are conferred by this Security Agreement (either expressly or impliedly) upon a Receiver of the Security Assets may be exercised after the security created under this Security Agreement becomes enforceable by the Collateral Agent in relation to the whole of such Security Assets or any part of them without first appointing a Receiver of such property or any part of it or notwithstanding the appointment of a Receiver of such property or any part of it.

18.      DELEGATION BY COLLATERAL AGENT

The Collateral Agent or any Receiver appointed under this Security Agreement may at any time and from time to time delegate by power of attorney or in any other manner to any properly qualified person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Collateral Agent or such Receiver under this Security Agreement in relation to the Security Assets or any part of them. Any such delegation may be made upon such terms (including power to sub-delegate) and subject to such regulations as the Collateral Agent or such Receiver may think fit. The Collateral Agent or such Receiver or shall not be in any way liable or responsible to any Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

19.      POWER OF ATTORNEY

19.1     Appointment

Each Chargor by way of security and to secure the performance of its obligations under this Security Agreement and under the other Loan Documents irrevocably appoints the Collateral Agent and every Receiver of the Security Assets or any part of them appointed under this Security Agreement and every such delegate or sub-delegate as aforesaid to be its attorney acting severally, and on its behalf and in its name or otherwise, after the occurrence of an Enforcement Event or where any Chargor has failed to perform any of its obligations under Clause 13 (Further Assurances):

(a) to execute and do all such assurances, acts and things which such Chargor is required to do and fails to do under the covenants and provisions contained in this Security Agreement (including, without limitation, to make any demand upon or to give any notice or receipt to any person owing monies to such Chargor and to execute and deliver any charges, legal mortgages, standard securities, assignments or other security and any transfers of securities);

(b) generally in its name and on its behalf to exercise all or any of the powers, authorities and discretions conferred by or pursuant to this Security Agreement or by statute on the Collateral Agent or any such Receiver, delegate or sub-delegate; and

(c) (without prejudice to the generality of the foregoing) to seal and deliver and otherwise perfect any deed, assurance, agreement, instrument or act which it or he may reasonably deem proper in or for the purpose of exercising any of such powers, authorities and discretions or so as to vest any Security Asset in any purchaser or other person with whom the Collateral Agent or (as the case may be) such Receiver is dealing.

19.2     Ratification

Each Chargor ratifies and confirms and agrees to ratify and confirm whatever any such attorney as is mentioned in Clause 19.1 (Appointment) shall do or purport to do in the exercise or purported exercise of all or any of the powers, authorities and discretions referred to in such Clause 19.1 (Appointment).

20.      APPLICATION OF PROCEEDS

20.1     Right of appropriation

Upon the occurrence of an Enforcement Event, the Collateral Agent shall be entitled to appropriate monies and/or assets to discharge any outstanding Secured Liabilities in such manner or order as it sees fit (subject to Clause
20.2 (Application)) and any such appropriation shall override any appropriation by any Chargor. This Clause 20.1 (Right of appropriation) shall not, however, override the principle that (subject to Clause 20.2 (Application)) the Beneficiaries are to share in recoveries on a pro rata basis.

20.2     Application

Any monies received by the Collateral Agent or by any Receiver appointed by it pursuant to this Security Agreement and/or under the powers conferred by this Security Agreement shall, after the security constituted by this Security Agreement shall have become enforceable but subject to the payment of any claims having priority to this security and to the Collateral Agent's and such Receiver's rights under Clauses 15.6 (Contingencies), and 17.2 (Powers of Receiver), be applied by the Collateral Agent for the following purposes and, unless otherwise determined by the Collateral Agent or such Receiver or Administrator (as applicable), in the following order or priority (but without prejudice to the right of the Collateral Agent or any Beneficiary to recover any shortfall from any Chargor):

(a) in satisfaction of or provision for all costs, charges and expenses incurred and payments made by the Collateral Agent or any Receiver appointed under this Security Agreement and of all remuneration due under this Security Agreement;

(b) in or towards payment of the Secured Liabilities or such part of them as is then due and payable; and

(c) in payment of the surplus (if any) to any Chargor or other person entitled to it.

20.3     Receiver's receipts

Sections 109(6) and (8) of the 1925 Act shall not apply in relation to a Receiver appointed under this Security Agreement.

21.      PROTECTION OF THIRD PARTIES

21.1     Enquiry

No purchaser, mortgagee, heritable creditor or other person or company dealing with the Collateral Agent or the Receiver or its or his agents shall be concerned to enquire whether the Secured Liabilities have become payable or whether any power which the Receiver is purporting to exercise has become exercisable or whether any money remains due under this Security Agreement or the other Loan Documents or to see to the application of any money paid to the Collateral Agent or to such Receiver or and the protections contained in sections 104 to 107 of the 1925 Act shall apply to any person purchasing from or dealing with a Receiver or the Collateral Agent.

21.2     Receipts

The receipt of the Collateral Agent or the Receiver shall be an absolute and a conclusive discharge to a purchaser and shall relieve him of any obligation to see to the application of any monies paid to or by the direction of the Collateral Agent or the Receiver.

21.3     Construction

In Clauses 21.1 (Enquiry) and 21.2 (Receipts), purchaser includes any person acquiring any lease of or Security Interest over, or any other interest or right whatsoever in relation to the Security Assets.

22. EXPENSES AND INDEMNITIES

22.1     Undertaking to pay costs, charges and expenses

All costs, charges and expenses incurred and all payments made by the Collateral Agent or any Receiver appointed under this Security Agreement, and all remuneration payable to the Collateral Agent or any Receiver, in each case in the lawful exercise of the powers conferred by this Security Agreement whether or not occasioned by any act, neglect or default of any Chargor, shall be payable by the Chargors on demand. All such costs, charges, expenses, payments and remuneration shall be paid and charged as between the Collateral Agent and the Chargor or any of them on the basis of a full indemnity and not on the basis of party and party or any other kind of taxation.

22.2     Indemnity

The Beneficiaries and every Receiver, attorney, manager, agent or other person appointed by the Collateral Agent under this Security Agreement shall be entitled to be indemnified out of the Security Assets in respect of all liabilities and expenses properly incurred by them in the execution or purported execution of any of the powers, authorities or discretions vested in them pursuant to this Security Agreement and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to the Security Assets and the Beneficiaries and any such Receiver may retain and pay all sums in respect of the same out of any monies received under the powers conferred by this Security Agreement. Notwithstanding the foregoing no Beneficiary or Receiver and no person appointed by the Collateral Agent as aforesaid shall be entitled to be indemnified in respect of any part of the foregoing which results from such party's negligence or wilful misconduct.

22.3     Currency indemnity

If the Collateral Agent or any Receiver or any Beneficiary suffers or incurs a loss, cost, liability or expense due to:

(a) it receiving an amount in respect of any Chargor's liability under any Loan Document; or

(b) such a liability being converted into a claim, proof, judgment, order or award,

in a currency differing from that in which the amount is expressed to be payable under the relevant Loan Document, the relevant Chargor shall, as an independent obligation, indemnify the Collateral Agent or the affected Receiver(s) or affected Beneficiary(ies) against that loss, cost, liability or expense within three Business Days of demand.

22.4     Taxes

All sums of whatsoever nature which are payable by any Chargor under this Security Agreement and which are now or at any time hereafter become subject to VAT or any similar tax shall be deemed to be exclusive of VAT or any similar tax and such Chargor in addition to such sums will indemnify the Collateral Agent from and against all claims and liabilities whatsoever in respect of such VAT or similar tax.

23. ASSIGNMENTS, ETC.

23.1     Collateral Agent

The Collateral Agent may assign and transfer all of its respective rights and obligations under this Security Agreement to a replacement Collateral Agent appointed in accordance with the terms of the Financing Agreement. Upon such assignment and transfer taking effect, the replacement Collateral Agent shall be and be deemed to be acting as agent and trustee for each of the Beneficiaries for the purposes of this Security Agreement in place of the former Collateral Agent.

23.2     Assignments and transfers

Each Chargor shall be bound by the terms of Section 10.07 (Successor Agents) of the Financing Agreement and, accordingly, each Chargor, for the purposes of any transfer pursuant to any of such clauses, irrevocably authorises the Collateral Agent to execute on its behalf any document required to perfect the security granted to the Beneficiaries pursuant to the Loan Documents.

23.3     Agency provisions; pro rata sharing

Each Chargor shall be bound by the terms of Section 4.03 (Sharing of Payments, Etc.) of the Financing Agreement.

24. WAIVERS, REMEDIES CUMULATIVE

(a) The rights of the Collateral Agent and each Beneficiary under this Security Agreement:

         (i)      may be exercised as often as necessary;

         (ii) are cumulative and not exclusive of its rights under general law; and

         (iii)    may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any such right is not a waiver of that right.

(b) The Collateral Agent may waive any breach by any Chargor of any of such Chargor's obligations under this Security Agreement.

25.      SET-OFF

25.1     Set-off

(a) The Collateral Agent and each Beneficiary may at any time and from time to time without notice (but shall not be obliged to) set off any obligation which is due and payable by any Chargor and unpaid (whether under the Loan Documents or which has been assigned to the Collateral Agent by any other Chargor under this Security Agreement) against any obligation (whether or not matured) owed by the Collateral Agent or such Beneficiary (as the case may be) to such Chargor, regardless of the place of payment, booking branch or currency of either obligation.

(b) If the obligations are in different currencies, the Collateral Agent or such Beneficiary (as the case may be) may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(c) The Collateral Agent and/or each Beneficiary may in its absolute discretion estimate the amount of any liability of any Chargor which is contingent or unascertained and thereafter set off such estimated amount and no amount shall be payable by the Collateral Agent or any Beneficiary to any Chargor unless and until all Secured Liabilities have been ascertained and fully repaid or discharged.

25.2     Time deposits

Without prejudice to Clause 25.1 (Set-Off), if any time deposit matures on any account which any Chargor has with the Collateral Agent or any Beneficiary at a time within the Security Period when:

(a)      this security has become enforceable; and

(b)      no amount of the Secured Liabilities is due and payable;

such time deposit shall automatically be renewed for such further maturity as the Collateral Agent or such Beneficiary in its absolute discretion considers appropriate unless the Collateral Agent or such Beneficiary otherwise agrees in writing.

26.      SEVERABILITY

26.1     General

If a provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction in respect of any Chargor, that shall not affect:

(a) in respect of such Chargor the validity or enforceability in that jurisdiction of any other provision of this Security Agreement;

(b) in respect of any other Chargor the validity or enforceability in that jurisdiction of that or any other provision of this Security Agreement; or

(c) in respect of any Chargor the validity or enforceability in other jurisdictions of that or any other provision of this Security Agreement.

26.2     Deemed separate charges

This Security Agreement shall, in relation to each Chargor, be read and construed as if it were a separate Security Agreement relating to such Chargor to the intent that if any Security Interest created by any other Chargor in this Security Agreement shall be invalid or liable to be set aside for any reason, this shall not affect any Security Interest created under this Security Agreement by such first Chargor.

27. NOTICES, COMMUNICATIONS AND DEMANDS

27.1     Giving of notices, communications and demands in writing

All notices, communications and demands under, or in connection with, this Security Agreement shall be given in writing by letter or by fax.

27.2     Service on any Chargor

(a) Any notice, communication or demand addressed to a Chargor and made under or in connection with this Security Agreement shall, without prejudice to any other effective mode of making the same, be deemed to have been properly served on such Chargor if served on any one of its Directors or its Secretary or delivered or sent to such Chargor at its registered office or principal place of business for the time being.

(b) Proof of posting or despatch by facsimile of any notice, communication or demand on a Chargor shall be deemed to be proof of receipt:

         (i) in the case of any notice, communication or demand given by letter which is sent by first-class prepaid letter post and is posted before the last collection of letters from the letter box in which it was posted has been made on any day, at 10.00 a.m. on the next succeeding day upon which a delivery of letters is made; or

         (ii) in the case of any notice, communication or demand given by facsimile, two hours after the time of despatch,

         provided, however, that any notice, communication or demand given to a Chargor in accordance with the provisions set out above but received either on a non-working day or after business hours in the place of receipt is deemed to be given on the next working day in that place.

27.3     Service on the Collateral Agent

Any communication or document to be made or delivered to the Collateral Agent shall be effective only when received by the Collateral Agent and then only if the same is expressly marked for the attention of the department or officer as the Collateral Agent shall from time to time specify for this purpose.

27.4     Addresses for notices

The address and facsimile number for each Chargor and the Collateral Agent for all notices under, or in connection with, this Security Agreement are, in the case of each Chargor, as set out in Schedule 1 or any Deed of Accession and, in the case of the Collateral Agent, as set out in Section 12.01 (Notice) of the Financing Agreement or, as the Administrative Borrower or any Chargor or the Collateral Agent, as the case may be, may specify after the date of this Security Agreement for such purpose to others by notice given in accordance with Clauses 27.1 to 27.3 above.

28.      COVENANT TO RELEASE

28.1     General release

Upon the expiry of the Security Period and subject to Clauses 1.2(f) (Construction of specific terms) and 11.3 (Retention of Charges), the Collateral Agent and each Beneficiary shall, at the request and cost of the Chargors, execute and do all such deeds, acts and things as may be necessary to release the Security Assets from the security constituted by or pursuant to this Security Agreement.

29.      GOVERNING LAW AND JURISDICTION

29.1     Governing law

This Security Agreement shall be governed by and construed in accordance with English law.

29.2     Jurisdiction

(a) For the benefit of the Collateral Agent and the Beneficiaries, each Chargor agrees that the courts of England have jurisdiction to settle any disputes which may arise out of or in connection with this Security Agreement and that any suit, action or proceedings in connection with this Security Agreement may be brought in the courts of England and accordingly irrevocably submits to the jurisdiction of the courts of England.

(b) The agreement contained in Clause 29.2(a) above is included for the benefit of the Collateral Agent and the Beneficiaries who shall retain the right to take proceedings in any other courts (including the courts of the State of New York to whose jurisdiction each Chargor irrevocably submits) with jurisdiction. To the extent permitted by law, the Collateral Agent and the Beneficiaries may take concurrent proceedings in any number of jurisdictions.

(c) Each Chargor agrees that a judgment or order or any court referred to in this Clause 29.2 (Jurisdiction) is conclusive and binding and may be enforced against it in the courts of any other jurisdiction.

(d) Each party irrevocably waives any right it may have to a jury trial of any action or proceeding in connection with this Security Agreement.

30.      THIRD PARTIES

(a) Except as otherwise expressly provided in this Security Agreement, the terms of this Security Agreement may be enforced only by a party to it and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

(b) Notwithstanding any term of this Security Agreement, no consent of a third party is required for any termination or amendment of this Security Agreement.

31.      COUNTERPARTS

This Security Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which is an original but all of which together constitute one and the same instrument.

IN WITNESS whereof this Security Agreement has been duly executed as a deed on the date first above written.

                                   SIGNATORIES
                             (to Security Agreement)


The Chargors:

EXECUTED and DELIVERED
as a DEED by                                     )        Director /s/ IAN MILLAR BILL
FOSTER WHEELER ENERGY LIMITED                    )                     Ian Millar Bill
acting by two Directors/a Director               )        Director / Secretary /s/ NICHOLAS CHRISTOPHER HOLT
and the Secretary                                )

EXECUTED and DELIVERED
as a DEED by PROCESS INDUSTRIES                  )        Director /s/ IAN MILLAR BILL
AGENCY LIMITED                                   )                     Ian Millar Bill
acting by two Directors/a Director               )        Director / Secretary /s/ NICHOLAS CHRISTOPHER HOLT
and the Secretary                                )


EXECUTED and DELIVERED
as a DEED by                                     )        Director /s/ IAN MILLAR BILL
FOSTER WHEELER (INDONESIA)                       )                     Ian Millar Bill
LIMITED acting by two Directors/a                )
Director and the Secretary                       )        Director / Secretary /s/ NICHOLAS CHRISTOPHER HOLT



EXECUTED and DELIVERED
as a DEED by                                     )        Director /s/ GEOFFREY JOHN RIMER
FOSTER WHEELER AUTOMATED                         )                     Geoffrey John Rimer
WELDING LIMITED acting by                        )        Director / Secretary /s/ NICHOLAS CHRISTOPHER HOLT
two Directors/a Director and the Secretary       )


EXECUTED and DELIVERED
as a DEED by                                     )        Director /s/ IAN MILLAR BILL
FOSTER WHEELER ENVIRONMENTAL                     )                     Ian Millar Bill
(UK) LIMITED acting by                           )        Director / Secretary /s/ NICHOLAS CHRISTOPHER HOLT
two Directors/a Director and the Secretary       )


EXECUTED and DELIVERED
as a DEED by                                     )        Director /s/ IAN MILLAR BILL
FOSTER WHEELER (G.B.)                            )                     Ian Millar Bill
LIMITED acting by two Directors/a                )        Director / Secretary /s/ NICHOLAS CHRISTOPHER HOLT
Director and the Secretary                       )


EXECUTED and DELIVERED
as a DEED by                                     )        Director /s/ IAN MILLAR BILL
FOSTER WHEELER (INDIA)                           )                     Ian Millar Bill
LIMITED acting by two Directors/a                )        Director / Secretary /s/ NICHOLAS CHRISTOPHER HOLT
Director and the Secretary                       )



EXECUTED and DELIVERED
as a DEED by                                     )        Director /s/ GEOFFREY JOHN RIMER
FOSTER WHEELER (NORTHERN)                        )                     Geoffrey John Rimer
LIMITED acting by two Directors/a                )        Director / Secretary /s/ NICHOLAS CHRISTOPHER HOLT
Director and the Secretary                       )


EXECUTED and DELIVERED
as a DEED by                                     )        Director /s/ GEOFFREY JOHN RIMER
FOSTER WHEELER (PACIFIC)                         )                     Geoffrey John Rimer
LIMITED acting by two Directors/a                )        Director / Secretary /s/ NICHOLAS CHRISTOPHER HOLT
Director and the Secretary                       )


EXECUTED and DELIVERED
as a DEED by FOSTER WHEELER                      )        Director /s/ RICHARD JOHN LEAMON
PETROLEUM DEVELOPMENT &                          )                     Richard John Leamon
ASSOCIATES LIMITED acting by two                 )        Director / Secretary /s/ NICHOLAS CHRISTOPHER HOLT
Directors/a Director and the Secretary           )


EXECUTED and DELIVERED
as a DEED by                                     )        Director /s/ RICHARD JOHN LEAMON
FOSTER WHEELER PETROLEUM                         )                     Richard John Leamon
DEVELOPMENT LIMITED acting by two                )        Director / Secretary /s/ NICHOLAS CHRISTOPHER HOLT
Directors/a Director and the Secretary           )


EXECUTED and DELIVERED
as a DEED by                                     )        Director /s/ RICHARD JOHN LEAMON
FOSTER WHEELER PETROLEUM                         )                     Richard John Leamon
DEVELOPMENT (NORWAY) LIMITED                     )        Director / Secretary /s/ NICHOLAS CHRISTOPHER HOLT
acting by two Directors/a Director and           )
the Secretary                                    )


EXECUTED and DELIVERED
as a DEED by                                     )        Director /s/ GEOFFREY JOHN RIMER
FOSTER WHEELER PROCESS                           )                     Geoffrey John Rimer
PLANTS LIMITED acting by two                     )        Director / Secretary /s/ NICHOLAS CHRISTOPHER HOLT
Directors/a Director and the Secretary           )


EXECUTED and DELIVERED
as a DEED by                                     )        Director /s/ GEOFFREY JOHN RIMER
PROCESS PLANTS SUPPLIERS                         )                     Geoffrey John Rimer
LIMITED acting by two                            )        Director / Secretary /s/ NICHOLAS CHRISTOPHER HOLT
Directors/a Director and the Secretary           )


EXECUTED and DELIVERED

as a DEED by                                     )        Director /s/ GEOFFREY JOHN RIMER
FOSTER WHEELER SYNFUELS                          )                     Geoffrey John Rimer
LIMITED acting by two                            )        Director / Secretary /s/ NICHOLAS CHRISTOPHER HOLT
Directors/a Director and the Secretary           )


EXECUTED and DELIVERED
as a DEED by                                     )        Director /s/ GEOFFREY JOHN RIMER
FOSTER WHEELER WORLD                             )                     Geoffrey John Rimer
SERVICES LIMITED acting by two                   )        Director / Secretary /s/ NICHOLAS CHRISTOPHER HOLT
Directors/a Director and the Secretary           )


EXECUTED and DELIVERED
as a DEED by                                     )        Director /s/ GEOFFREY JOHN RIMER
OPERATIONS INTERNATIONAL                         )                     Geoffrey John Rimer
LIMITED acting by two                            )        Director / Secretary /s/ NICHOLAS CHRISTOPHER HOLT
Directors/a Director and the Secretary           )


EXECUTED and DELIVERED
as a DEED by                                     )        Director /s/ IAN MILLAR BILL
FW MANAGEMENT OPERATIONS                         )                     Ian Millar Bill
(UK) LIMITED acting by two                       )        Director / Secretary /s/ NICHOLAS CHRISTOPHER HOLT
Directors/a Director and the Secretary           )


EXECUTED and DELIVERED
as a DEED by                                     )        Director /s/ RICHARD JOHN LEAMON
INTERNATIONAL MANAGEMENT                         )                     Richard John Leamon
SYSTEMS LIMITED acting by two                    )        Director / Secretary /s/ NICHOLAS CHRISTOPHER HOLT
Directors/a Director and the Secretary           )



The Collateral Agent


EXECUTED and DELIVERED                           )
as a DEED by                                     )        Managing Director /s/ BEN HUMMEL
SABERASU JAPAN INVESTMENTS II B.V.               )
acting by two                                    )
Directors                                        )        Managing Director /s/ JERDEN ZWEERTS
